UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 23, 2020

RTI SURGICAL HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38832	83-2540607
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Lake Cook Road, Suite 315, Deerfield, Illinois		60015
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (877) 343-6832

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
common stock, $0.001 par value	RTIX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Second Amendment to the Equity Purchase Agreement

On April 27, 2020, RTI Surgical Holdings, Inc. (the “Company” or “RTI”) entered into a Second Amendment to Equity Purchase Agreement (the “Second EPA Amendment”), with Ardi Bidco Ltd., a Delaware corporation and an entity affiliated with Montagu Private Equity LLP (the “Buyer”). The Second EPA Amendment amended that certain Equity Purchase Agreement (the “Purchase Agreement”), dated January 13, 2020, as amended by that certain First Amendment to Equity Purchase Agreement, dated March 6, 2020, by and between the Company and the Buyer to provide for, among other things: (i) a reduction to the base purchase price from $490,000,000 to $440,000,000, with all of the purchase price being paid in cash, and none of the purchase price being paid in securities of the Buyer; (ii) an extension of the outside date for closing the transactions contemplated by the Purchase Agreement from July 13, 2020 to August 31, 2020; (iii) an extension of the deadline by which the Company is required to file a proxy statement for the purpose of obtaining the approval of the transactions contemplated by the Purchase Agreement by the Company’s stockholders to as promptly as reasonably practicable after the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the filing of an Amendment on Form 10-K/A to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018; (iv) a modification to the closing condition requiring the Company to have performed all of its covenants and agreements in the Purchase Agreement, to the effect that the Company shall have performed all of its covenants and agreements in the Purchase Agreement (A) for certain specified covenants, in all material respects, and (B) for all other covenants, other than failures which would not, individually or in the aggregate, reasonably be expected to result in a material adverse effect; and (v) certain pre-closing covenants surviving the closing for a period of twelve months, subject to certain limitations.

The above description of the Second EPA Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Second EPA Amendment, a copy of which is attached to this Current Report as Exhibit 2.1 and is incorporated in this Current Report by reference.

Second Amendment to the Equity Commitment Letter

Certain funds affiliated with Montagu Private Equity LLP (the “Investors”) and the Buyer entered into an Equity Commitment Letter, dated as of January 13, 2020 (the “Equity Commitment Letter”), pursuant to which the Investors, subject to the terms and conditions of the Equity Commitment Letter, agreed to contribute to the Buyer, at or prior to the closing, an aggregate amount of up to US$480 million (the “Commitment”). The amount of the Commitment may be reduced by an Investor to the extent that funds are actually contributed to the Buyer and are used (or available to use) in order to satisfy the obligations of the Investors under the Equity Commitment Letter. Under the terms of the Purchase Agreement, the Commitment may also be reduced, subject to the satisfaction of certain terms and conditions, and solely if the Company provides in writing its consent to the Buyer, which consent may not be unreasonably withheld, conditioned or delayed, by the amount of any “committed certain funds” financing arrangement that the Buyer procures prior to the closing (the “Commitment Adjustment”). On February 28, 2020, the Buyer entered into a senior facilities agreement with certain lenders with committed term loan financing of US$255 million (the “Committed Financing”). On March 6, 2020, the Company and the Buyer entered into the First Amendment to the Purchase Agreement (the “First EPA Amendment”). The First EPA Amendment effected the reduction of the Commitment by the amount of the Committed Financing pursuant to the Commitment Adjustment. On April 27, 2020, the Investors, the Buyer and the Company entered into a Second Amendment to Equity Commitment Letter (the “Second ECL Amendment”). The Second ECL Amendment amended the Equity Commitment Letter to provide for a reduction in the amount of the Commitment to US$235 million.

The above description of the Second ECL Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Second ECL Amendment, a copy of which is attached to this Current Report as Exhibit 10.1 and is incorporated in this Current Report by reference.

Second Amendment to Ares Second Lien Credit Agreement

On March 8, 2019, RTI Surgical, Inc. (“RTI Surgical”), a wholly-owned subsidiary of the Company, entered into a Second Lien Credit Agreement (the “2019 Credit Agreement”), among RTI Surgical, as a borrower, the other loan parties thereto as guarantors (together with RTI Surgical, the “Ares Loan Parties”), Ares Capital Corporation (“Ares”), as lender (together with the various financial institutions as in the future may become parties thereto, the “Ares Lenders”) and as administrative agent for the Ares Lenders. The 2019 Credit Agreement provides for a term loan in the principal amount of up to $100.0 million.

On April 27, 2020, RTI Surgical entered into a Second Amendment to Second Lien Credit Agreement (the “Ares Amendment”), by and among the Ares Loan Parties and the Ares Lenders. The Ares Amendment amended the 2019 Credit Agreement to: (i) establish an incremental term loan commitment; (ii) provide for certain incremental term loans in an aggregate principal amount not to exceed $30,000,000 (the “Second Amendment Incremental Loan Commitments”); and (iii) provide for a portion of the Second Amendment Incremental Loan Commitments up to $13,500,000 be available on a delayed-draw basis at any time after the effective date of the Ares Amendment and on or prior to August 31, 2020, subject to certain conditions. Pursuant to the terms of the Ares Amendment, RTI Surgical agreed pay to Ares, for the ratable benefit of each incremental term lender, a fee in an amount equal to 5.0% of the principal amount of the incremental term loan commitments provided by such lender on the effective date of the Ares Amendment. The maturity of the loans advanced under the Second Amendment Incremental Term Commitments (the “Second Amendment Incremental Term Loans”) have a maturity date of April 27, 2021. The Second Amendment Incremental Term Loans must be repaid in their entirety, at which time a takeout fee ranging from $11,200,000 to $25,000,000 shall be due and payable (the “Takeout Fee”). The Takeout Fee is inclusive of all interest accruing due and payable with respect to the Second Amendment Incremental Term Loans.

The above description of the Ares Amendment is qualified in its entirety by reference to the complete terms and conditions of the Ares Amendment, a copy of which is attached to this Current Report as Exhibit 10.2 and is incorporated in this Current Report by reference.

Fourth Amendment to JPM Credit Agreement

In June 2018, RTI Surgical entered into a Credit Agreement dated as of June 5, 2018 (the “2018 Credit Agreement”), among RTI Surgical, as a borrower, Pioneer Surgical Technology, Inc. (“Pioneer”), the Company’s wholly-owned subsidiary, as a borrower, the other loan parties thereto as guarantors, JPMorgan Chase Bank, N.A. (“JPM”), as lender (together with the various financial institutions as in the future may become parties thereto, the “JPM Lenders”) and as administrative agent for the JPM Lenders. The 2018 Credit Agreement provides for a revolving credit facility in the aggregate principal amount of up to $100.0 million (subsequently reduced to $80.0 million).

On April 27, 2020, RTI Surgical entered into a Fourth Amendment to Credit Agreement (the “JPM Amendment”), among RTI Surgical, as the Borrower Representative (as defined below), and JPMorgan Chase Bank, N.A., as administrative agent and as a JPM Lender. The JPM Amendment amended the 2018 Credit Agreement to: (i) provide for a $8,000,000 block on availability under the 2018 Credit Agreement until the earlier of: (a) the date upon which at least $25,000,000 of the Second Amendment Incremental Term Loan Commitments have been funded to RTI Surgical in accordance with the 2019 Credit Agreement and evidence of such funding, in form and substance satisfactory to JPMorgan Chase Bank, N.A., shall have been received by JPMorgan Chase Bank, N.A.; and (b) the date upon which: (1) no default or event of default exists under the 2018 Credit Agreement; and (2) Ares notifies RTI Surgical that, for any reason, Second Amendment Incremental Term Loan Commitments have been terminated in accordance with the terms of the 2019 Credit Agreement and evidence of such termination, in form and substance satisfactory to JPMorgan Chase Bank, N.A., shall have been delivered to JPMorgan Chase Bank, N.A.; (ii) amend the applicable rate with respect to any loan to 2.75% per annum; and (iii) amend the maturity date to the earlier to occur of: (a) June 5, 2023, or any earlier date on which the commitments are reduced to zero or otherwise terminated pursuant to the terms of the 2018 Credit Agreement; and (b) the date that is 30 days prior to the maturity date of the Second Amendment Incremental Term Loan Commitments, as the same may be extended from time to time pursuant to the terms of the 2019 Credit Agreement and such extension is agreed to by the JPM Lenders.

The above description of the JPM Amendment is qualified in its entirety by reference to the complete terms and conditions of the JPM Amendment, a copy of which is attached to this Current Report as Exhibit 10.3 and is incorporated in this Current Report by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in this Current Report regarding the Ares Amendment and the JPM Amendment in response to Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced, on March 17, 2020, the Company and Johannes W. Louw, Vice President Financial Planning and Analysis, agreed that Mr. Louw’s employment with RTI Surgical would end no later than April 8, 2020. In connection with his departure, on April 24, 2020, RTI Surgical entered into a Separation Agreement and Release of Claims (the “Separation Agreement”) and a Consultant Agreement (the “Consultant Agreement”) with Mr. Louw.

Pursuant to the terms of the Separation Agreement, Mr. Louw agreed to release RTI Surgical as well as its past and current parents, subsidiaries and affiliated organizations (including the Company) from certain claims arising prior to April 24, 2020, and reaffirm certain ongoing and post-employment obligations to RTI Surgical and the Company with respect to confidentiality. In exchange for such release and reaffirmation, RTI Surgical agreed to provide Mr. Louw with a separation payment in the amount of $195,294.00.

Pursuant to the terms of the Consultant Agreement, Mr. Louw agreed to provide certain services to RTI Surgical as a consultant from April 9, 2020 until the earlier of: (i) the consummation of the sale of the Company’s OEM business pursuant to the Purchase Agreement; and (ii) the termination of such agreement. In exchange for such consultant services, RTI Surgical agreed to pay to Mr. Louw the following compensation: (i) $23,741 per month; (ii) reimbursement for reasonable and documented out-of-pocked expenses incurred by Mr. Louw in connection with performance of such services; and (iii) reimbursement of actual travel expenses in accordance with RTI’s travel policy at the time of travel. Either party may terminate the Consultant Agreement at any time, with or without cause, by providing the other party 30 days’ advance written notice.

Item 8.01. Other Events.

On April 23, 2020, RTI and the Buyer received written notice from the Committee on Foreign Investment in the United States (“CFIUS”) that it has completed its review of the transactions contemplated by the Purchase Agreement (the “Contemplated Transactions”) and has determined that there are no unresolved national security concerns with respect to the Contemplated Transactions. Receipt of the clearance by CFIUS satisfies one of the conditions to the closing of the Contemplated Transactions. Accordingly, other than the approval of the Contemplated Transactions by the Company’s stockholders, all transaction approvals have been obtained.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

2.1*	Second Amendment to Equity Purchase Agreement, dated April 27, 2020, by and between RTI Surgical Holdings, Inc. and Ardi Bidco Ltd.

10.1	Second Amendment to Equity Commitment Letter, dated as of April 27, 2020, by and among Montagu V LP, Montagu V (Non-US) LP, Montagu V (US) LP, Montagu V (D) LP, Ardi Bidco Ltd. and RTI Surgical Holdings, Inc.

10.2	Second Amendment to Second Lien Credit Agreement, dated April 27, 2020, by and among RTI Surgical, Inc., the other loan parties thereto as guarantors, Ares Capital Corporation, as lender (together with the various financial institutions from time to time party thereto as lenders, the “Lenders”) and as administrative agent for the Lenders.

10.3	Fourth Amendment to Credit Agreement, dated April 27, 2020, by and among RTI Surgical, Inc., the other loan parties thereto as guarantors, JPMorgan Chase Bank, N.A., as lender (together with the various financial institutions from time to time party thereto as lenders, the “Lenders”) and as administrative agent for the Lenders.

*

Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any such omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RTI SURGICAL HOLDINGS, INC.

Date: April 29, 2020	By:	/s/ Joshua H. DeRienzis
Name: Joshua H. DeRienzis
Title: Vice President, General Counsel and Corporate Secretary